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                                  EXHIBIT 23.1

                         CONSENT OF ARTHUR ANDERSEN LLP



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated May 26, 1998 incorporated by reference in UniComp, Inc.'s Form 10-K for the year ended February 28, 1998 and to all references to our Firm included in this registration statement.
                               Arthur Andersen LLP

Atlanta, Georgia
July 31, 1998